EXHIBIT 10.1

EXECUTION VERSION

PLEDGE AGREEMENT

among

CURO GROUP HOLDINGS CORP.,

CERTAIN SUBSIDIARIES OF CURO GROUP HOLDINGS CORP.

and

TMI TRUST COMPANY,

as COLLATERAL AGENT

Dated as of July 30, 2021

Table of Contents

Page

1. SECURITY FOR OBLIGATIONS.	2
2. DEFINITIONS.	2
3. PLEDGE OF SECURITIES, ETC.	5
3.1 Pledge	5
3.2 Procedures	8
3.3 Subsequently Acquired Collateral	10
3.4 Transfer Taxes	10
3.5 Certain Representations and Warranties Regarding the Collateral	11
4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC	11
5. VOTING, ETC., WHILE NO EVENT OF DEFAULT	11
6. DIVIDENDS AND OTHER DISTRIBUTIONS	11
7. REMEDIES IN CASE OF AN EVENT OF DEFAULT	12
8. REMEDIES, CUMULATIVE, ETC.	13
9. APPLICATION OF PROCEEDS.	14
10. PURCHASERS OF COLLATERAL	14
11. INDEMNITY	14
12. COLLATERAL AGENT NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER	14
13. FURTHER ASSURANCES; POWER-OF-ATTORNEY	15
14. THE COLLATERAL AGENT	16
15. TRANSFER BY THE PLEDGORS	16
16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	16
17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.	18
18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.	19
19. SALE OF COLLATERAL WITHOUT REGISTRATION	20
20. TERMINATION; RELEASE	20
21. NOTICES, ETC.	21
22. WAIVER; AMENDMENT	21
23. SUCCESSORS AND ASSIGNS	21
24. HEADINGS DESCRIPTIVE	22

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25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	22
26. PLEDGOR’S DUTIES	23
27. COUNTERPARTS	23
28. SEVERABILITY	23
29. RECOURSE	23
30. ADDITIONAL PLEDGORS	23
31. LIMITED OBLIGATIONS	23
32. RELEASE OF PLEDGORS	24
33. RIGHTS AND OBLIGATIONS SUBJECT TO INTERCREDITOR AGREEMENT	24

ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION), JURISDICTION OF ORGANIZATION, LOCATION AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS
ANNEX B	-	SCHEDULE OF SUBSIDIARIES
ANNEX C	-	SCHEDULE OF STOCK
ANNEX D	-	SCHEDULE OF NOTES
ANNEX E	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
ANNEX F	-	SCHEDULE OF PARTNERSHIP INTERESTS
ANNEX G	-	SCHEDULE OF CHIEF EXECUTIVE OFFICES
ANNEX H	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS
ANNEX I	-	FORM OF PLEDGE AGREEMENT JOINDER

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PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of July 30, 2021, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and TMI Trust Company, as collateral agent (together with any successor collateral agent or assign and co-collateral agents, in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Security Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, CURO Group Holdings Corp. (the “Company”), the guarantors from time to time party thereto (the “Guarantors”), the Collateral Agent and TMI Trust Company, as trustee, have entered into an Indenture, dated as of July 30, 2021 (as amended, modified, restated and/or supplemented from time to time, the “Indenture”) for the benefit of each other and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the 7.500% Senior Secured Notes due 2028 (including any Additional Notes, the “Senior Secured Notes”);

WHEREAS, pursuant to the Indenture, each Guarantor has jointly and severally guaranteed to the Trustee, the Collateral Agent and the Holders (collectively, the “Notes Secured Parties” and together with the Pari Passu Indebtedness Secured Parties, the “Secured Parties”) the payment when due of all Indenture Obligations as described (and defined) therein;

WHEREAS, in order to induce (i) each Holder to hold the Senior Secured Notes, (ii) any future Pari Passu Indebtedness Secured Party to make extensions of credit to one or more of the Pledgors and (iii) the Collateral Agent to act as trustee and as collateral agent, the Pledgors have agreed to grant to the Collateral Agent a continuing security interest in and to the Collateral (as defined that certain Security Agreement, dated of even date herewith (as may be amended, restated, modified or supplemented from time to time, the “Security Agreement”)) in order to secure the prompt and complete payment, observance and performance of, among other things, their respective Secured Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Notes Secured Parties, the Pari Passu Indebtedness Secured Parties and the First Lien Lenders in respect of all of the Collateral; and

WHEREAS, the Pledgors will obtain benefits from the issuance of the Senior Secured Notes under the Indenture and the incurrence or Pari Passu Indebtedness, if any, and, accordingly, the Pledgors desire to create a security interest in favor of and pledge of the pledged Collateral to the Collateral Agent for its benefit and for the benefit of the Secured Parties under the terms and conditions set forth herein.

WHEREAS, the Pledgors will obtain benefits from the future extensions of credit by Pari Passu Indebtedness Secured Parties under future Pari Passu Payment Lien Documents, the Pledgors desire to create a security interest in favor of and pledge of the pledged Collateral to the

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Collateral Agent for its benefit and for the benefit of such Pari Passu Indebtedness Secured Parties under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

1.               SECURITY FOR OBLIGATIONS.

(a)             This Agreement is made by each Pledgor for the benefit of the Secured Parties to secure the Secured Obligations, it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

(b)             Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect. In the event of any conflict or inconsistency between the provisions of the Indenture and this Agreement relating to the duties of the Collateral Agent the provisions of the Indenture shall govern and control.

2.               DEFINITIONS.

(a)             Unless otherwise defined herein, all capitalized terms used herein and defined in the Indenture shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b)             The following capitalized terms used herein shall have the definitions specified below:

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

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“Collateral Accounts” shall mean any and all accounts established and maintained by the Collateral Agent in the name of any Pledgor to which Collateral may be credited.

“Company” shall have the meaning set forth in the recitals hereto.

“Default” shall mean a “Default” or similar term as such term is defined in the Indenture or any Pari Passu Lien Document, so long as any such agreement is in effect.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock”.

“Event of Default” shall mean an “Event of Default” or similar term as such term is defined in the Indenture or any Pari Passu Lien Document, so long as any such agreement is in effect.

“Exempted Foreign Entity” shall mean any Foreign Corporation and any limited liability company organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia that, in any such case, is treated as a corporation or an association taxable as a corporation for U.S. federal income tax purposes.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“First Lien Lenders” shall have the meaning provided in the Intercreditor Agreement.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holders” shall have the meaning set forth in the recitals hereto.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Legal Requirements” shall mean, as to any Person, the Organizational Documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, Order, writ, decree or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration

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thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor has the meaning given such term in Section 9-307 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person that are not Voting Equity Interests.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Notes Secured Parties” shall have the meaning set forth in the recitals hereto.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or deed of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

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“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Notes.

“Security Agreement” shall have the meaning given such term in the Recitals.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Senior Secured Notes” shall have the meaning set forth in the recitals hereto.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3.               PLEDGE OF SECURITIES, ETC.

3.1            Pledge. To secure the Secured Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Collateral Agent for the benefit of the Secured Parties, and does hereby create a continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties in and a lien on, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)             each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or

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kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Secured Documents to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b)             all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c)             all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)           all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)           all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)           all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E)            all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full

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power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)            all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)             all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)           all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)           all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)           all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E)            all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)            all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or

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evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e)             all Financial Assets and Investment Property owned by such Pledgor from time to time;

(f)              all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(g)             all Proceeds of any and all of the foregoing;

provided that (x) no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of Voting Equity Interests of any direct Exempted Foreign Entity and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each direct Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x).

Notwithstanding anything to the contrary contained in this Section 3.1 or elsewhere in this Agreement, each Pledgor and the Collateral Agent (on behalf of the Secured Parties) acknowledges and agrees that:

(x)       the security interest granted pursuant to this Agreement (including pursuant to this Section 3.1) to the Collateral Agent for the benefit of the Secured Parties in the Collateral shall be subordinated and subject to the security interest granted to the First Lien Agent for the benefit of the First Lien Lenders on the terms and conditions set forth in the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Parties are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y)       the First Lien Lenders’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Secured Parties’ security interests in the Collateral.

3.2            Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement, subject to the provisions of the Intercreditor Agreement, and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 Business Days after it obtains such Collateral) for the benefit of the Collateral Agent and the other Secured Parties:

(i)              with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Collateral Agent, endorsed in blank;

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(ii)            with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to either (A) issue to such Pledgor a Certificated Security in lieu of such Uncertificated Security and follow the procedure set forth in Section 3.2(a)(i) hereof or (B) duly authorize, execute, and deliver to the Collateral Agent, an agreement for the benefit of the Collateral Agent and the other Secured Parties substantially in the form of Annex H hereto pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction (it being understood that the Collateral Agent only will give such instructions to any issuer upon the occurrence and during the continuance of an Event of Default);

(iii)          with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Collateral Agent thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as shall be necessary or desirable to effect the foregoing;

(iv)           with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, such Pledgor shall follow the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, such Pledgor shall follow the procedure set forth in Section 3.2(a)(ii) hereof;

(v)             with respect to any Note, physical delivery of such Note to the Collateral Agent, endorsed in blank; and

(vi)           with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, (i) establishment by the Collateral Agent of a cash account (unless such an account is already in existence) in the name of such Pledgor over which the Collateral Agent shall have “control” within the meaning of the UCC and at any time any Default or Event of Default is in existence no withdrawals or transfers may be made therefrom by any Person except with the prior written

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consent of the Collateral Agent (acting on the instructions of the Instructing Group) and (ii) deposit of such cash in such cash account.

(b)             In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)              with respect to all Collateral of such Pledgor whereby or with respect to which the Collateral Agent may obtain “control” thereof within the meaning of Section 8- 106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably necessary or as reasonably requested from time to time by the Collateral Agent so that “control” of such Collateral is obtained and at all times held by the Collateral Agent; and

(ii)            each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder, to be filed in the relevant filing offices so that at all times the Collateral Agent’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3            Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 Business Days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Collateral Agent (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Collateral Agent for the benefit of the Secured Parties hereunder and (ii) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of Voting Equity Interests of any direct Exempted Foreign Entity and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each direct Exempted Foreign Entity at any time and from time to time acquired by such Pledgor.

3.4            Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

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3.5            Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire Partnership Interest of the partnership as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; and (xi) on the date hereof, such Pledgor owns no other Securities, Stock, Notes, Limited Liability Company Interests or Partnership Interests other than those listed in Annexes C through F hereof.

4.               APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held in the name of the relevant Pledgor, endorsed or assigned in blank.

5.               VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Document, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Collateral Agent or any other Secured Party in the Collateral, unless expressly permitted by the terms of the Secured Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6.               DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:

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(a)             all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property paid or distributed by way of dividend or otherwise in respect of the Collateral;

(b)             all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c)             all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

7.               REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, subject to the provisions of the Intercreditor Agreement the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Collateral Agent shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)              to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii)            to transfer all or any part of the Collateral into the Collateral Agent’s name or the name of its nominee or nominees;

(iii)          to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv)           to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the

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Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in- fact of such Pledgor, with full power of substitution to do so);

(v)             at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any other Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi)           to set off any and all Collateral against any and all Secured Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Secured Obligations.

8.               REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Collateral Agent provided for in this Agreement or in any other Secured Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent or any other Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent or any other Secured Party to any other or further action in any circumstances without notice or demand. The Secured Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, in each case, acting upon the instructions of the Trustee, and that no other

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Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the Security Agreement.

9.               APPLICATION OF PROCEEDS.

(a)             Subject to the terms of the Intercreditor Agreement, all monies and other property and assets collected or received by the Collateral Agent or any other Secured Party upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies and other property and assets collected or received by the Collateral Agent hereunder or upon any distribution of (or on account of) Collateral (whether or not characterized as such) in connection with any case, proceeding or other action of the type described in Sections 7.01(i) and (j) of the Indenture, shall be applied (1) first, to any amounts owed to the Collateral Agent hereunder and (2) second, to the holders of the Indenture Obligations and the holders of any Pari Passu Payment Lien Obligations, in each case, that are then due, on a pro rata basis. Such monies and other property and assets shall be applied (x) in the case of Indenture Obligations, in the manner provided in the Section 7.10 of the Indenture and (y) in the case of Pari Passu Payment Lien Obligations, in accordance with the relevant Pari Passu Payment Lien Documents that evidence or govern such Pari Passu Payment Lien Obligations.

(b)             It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Secured Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Secured Obligations.

10.            PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or non-application thereof.

11.            INDEMNITY. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Senior Secured Notes issued under the Indenture and the payment of all other Secured Obligations and notwithstanding the discharge thereof. Section 13.11 of the Indenture (Compensation and Indemnity) is hereby incorporated by reference as if fully set forth herein mutatis mutandis.

12.            COLLATERAL AGENT NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the

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absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Pledgor and/or any other Person.

(b)             Except as provided in the last sentence of paragraph (a) of this Section 12, the Collateral Agent, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Collateral Agent shall have only those powers set forth herein and the Secured Parties shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)             The Collateral Agent and the other Secured Parties shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)             The acceptance by the Collateral Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent or any other Secured Party to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.            FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Collateral Agent in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in such offices as shall be reasonably necessary or as the Collateral Agent (acting on the instructions of the Instructing Group) may reasonably request and wherever required or permitted by law in order to perfect and preserve the Collateral Agent’s security interest in the Collateral hereunder and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent (acting on the instructions of the Instructing Group) may reasonably request to carry into effect the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder or thereunder.

(b)             Each Pledgor hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument

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which the Collateral Agent (acting on the instructions of the Instructing Group) may request to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14.            THE COLLATERAL AGENT. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Party that by accepting the benefits of this Agreement each such Secured Party acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the other Secured Documents and the Indenture. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in the other Secured Documents and the Indenture. The provisions of Article 13 of the Indenture shall inure to the benefit of the Collateral Agent, and shall be binding upon all Pledgors and all Secured Parties, in connection with this Agreement and the other Collateral Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Collateral Documents that the Collateral Agent is required in writing to exercise by the Instructing Group. Notwithstanding anything to the contrary in this Agreement, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Agreement (including the preparation, filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, enforceability, effectiveness or priority of this Agreement or the security interests or Liens intended to be created hereby.

15.            TRANSFER BY THE PLEDGORS. Except as permitted (i) prior to the date all Secured Obligations have been paid in full and (ii) thereafter, pursuant to the other Secured Documents, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i)              it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and those created by the First Priority Collateral Documents);

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(ii)            it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)          this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)           except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Collateral Agent’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Collateral Agent of any of its rights or remedies provided herein;

(v)             neither the execution, delivery or performance by such Pledgor of this Agreement or any other Secured Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any provision of any applicable Legal Requirement or Governmental Authority, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents and, subject to the terms of the Intercreditor Agreement and the First Priority Claims) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the Organizational Documents of such Pledgor or any of its Subsidiaries;

(vi)           all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

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(vii)         each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii)       the pledge, collateral assignment and delivery to the Collateral Agent of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than, subject to the terms of the Intercreditor Agreement, the Liens securing First Priority Claims) and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix)           “control” (as defined in Section 8-106 of the UCC) has been obtained by the Collateral Agent over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Collateral Agent with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Collateral Agent obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Collateral Agent obtains “control” over such Security Entitlement.

(b)             Each Pledgor covenants and agrees that it will defend the Collateral Agent’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent and the other Secured Parties.

(c)             Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Document.

17.            LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, the Location of such Pledgor and the Federal Employer Identification Number (if any) of such Pledgor is listed

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on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location or its Federal Employer Identification Number (if any) except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute the same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 5 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably necessary or as reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

18.            PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

(i)              any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii)            any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii)          any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee;

(iv)           any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v)             any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

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19.            SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time when the Collateral Agent shall (acting on the instructions of the Instructing Group) exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Collateral Agent may sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Collateral Agent (acting on the instructions of the Instructing Group) (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20.            TERMINATION; RELEASE. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Collateral Agent, at the written request and sole expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2).

(b)             In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Secured Party) at any time prior to the Termination Date, in connection with a sale or disposition permitted by (i) Section 6.01 of the Indenture or is otherwise released at the direction of the requisite Holders and (ii) the comparable provisions of the Pari Passu Payment Lien Documents or is otherwise released at the direction of the requisite holders of such Pari Passu Payment Lien Obligations, and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of each of the Indenture and such Pari Passu Payment Lien Documents, as the case may be, to the extent required to be so applied, the Collateral Agent, at the written request and sole expense of such Pledgor, will duly release from the security interest

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created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement.

(c)             At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), it shall deliver to the Collateral Agent (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor certifying that the release of the respective Collateral is permitted pursuant to the Secured Documents, including Section 20(a) or (b) hereof.

(d)             The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 20.

21.            NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Pledgor shall not be effective until received by the Collateral Agent or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)             if to any Pledgor, at its address set forth in the Security Agreement;

(b)             if to the Collateral Agent, at its address set forth in the Security Agreement,

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22.            WAIVER; AMENDMENT. Except as provided in Sections 30 and 32 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Security Agreement.

23.            SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (acting on the instructions of the Instructing Group) or as may otherwise be permitted by the Secured Documents, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each

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Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Secured Documents regardless of any investigation made by the Secured Parties or on their behalf.

24.            HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25.            GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER SECURED DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED PARTY, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b)             EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURED DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY

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SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER SECURED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26.            PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27.            COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Collateral Agent.

28.            SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29.            RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Documents and otherwise in writing in connection herewith or therewith.

30.            ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Company that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Indenture or any other Secured Document, shall become a Pledgor hereunder by (x) executing a joinder agreement in the form of Annex I hereto and delivering same to the Collateral Agent, (y) delivering supplements to Annexes A through G, hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken.

31.            LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Parties that this Agreement shall be enforced against each Pledgor to the fullest extent

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permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Guarantor have been limited as provided in the Indenture.

32.            RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the Company or any of its Subsidiaries are sold (to a Person other than a Secured Party) in a transaction permitted pursuant to the Indenture and any Pari Passu Payment Lien Document (and which does not violate the terms of any other Secured Document then in effect), then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Collateral Agent is authorized and directed, at the sole expense of the Company, to execute and deliver such instruments of release as may be reasonably requested in writing by the Company. At any time that the Company desires that a Pledgor be released from this Agreement as provided in this Section 32, the Company shall deliver to the Collateral Agent a certificate signed by an authorized officer of the Company stating that the release of such Pledgor is permitted pursuant to this Section 32. The Collateral Agent shall have no liability whatsoever to any other Secured Party as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 32.

33.            RIGHTS AND OBLIGATIONS SUBJECT TO INTERCREDITOR AGREEMENT. Without limiting the generality of Section 1(b): (a) the Liens granted hereunder in favor of the Collateral Agent for the benefit of the Secured Parties in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement; and (b) notwithstanding anything to the contrary herein, any provision hereof that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) any Pledgor to (i) deliver any Collateral to the Collateral Agent, or (ii) provide that the Collateral Agent have control over such Collateral, (or, in the case of any representation or warranty hereunder, shall be deemed to be true) by (A) with respect to sub-clause (i) hereof, the delivery of such Collateral by such Pledgor to the First Lien Agent for the benefit of the secured parties under the First Priority Collateral Documents and the Secured Parties pursuant to Section 4.7 of the Intercreditor Agreement, and (B) with respect to sub-clause (ii) hereof, providing that the First Lien Agent be provided with control with respect to such Collateral of such Pledgor for the benefit of the secured parties under the First Priority Collateral Documents and the Secured Parties pursuant to Section 4.7 of the Intercreditor Agreement.

* * * *

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IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first written above.

CURO GROUP HOLDINGS CORP., as Pledgor

By:	/s/ Donald F. Gayhardt Jr.
Name: Donald F. Gayhardt Jr.
Title: Chief Executive Officer and President

A SPEEDY CASH CAR TITLE LOANS, LLC

AD ASTRA RECOVERY SERVICES, INC.

ADVANCE GROUP, INC.

ATTAIN FINANCE, LLC

AVIO CREDIT, INC.

CASH COLORADO, LLC

CONCORD FINANCE, INC.

CURO COLLATERAL SUB, LLC

CURO CREDIT, LLC

CURO FINANCIAL TECHNOLOGIES CORP.

CURO INTERMEDIATE HOLDINGS CORP.

CURO MANAGEMENT LLC

ENNOBLE FINANCE, LLC

EVERGREEN FINANCIAL INVESTMENTS, INC.

FMMR INVESTMENTS, INC.

GALT VENTURES, LLC

PRINCIPAL INVESTMENTS, INC.

SC AURUM, LLC

SC TEXAS MB, INC.

SCIL, INC.

SCIL TEXAS, LLC

SPEEDY CASH

SPEEDY CASH ILLINOIS, INC.

THE MONEY STORE, L.P.

TODD CAR TITLE, INC.

TODD FINANCIAL, INC.

Each as a Pledgor
By:	/s/ Donald F. Gayhardt Jr.
Name: Donald F. Gayhardt Jr.
Title: Chief Executive Officer and President

[Signature Page to Pledge Agreement]

Accepted and Agreed to:

TMI TRUST COMPANY,

as Collateral Agent

By:	/s/ Debra Schachel
Name: Debra Schachel
Title: Vice President

[Signature Page to Pledge Agreement]